ARTICLES OF AMENDMENT
                                relating to
                          SERIES A PREFERRED STOCK
                                     of
                                GEHL COMPANY


                 Pursuant to Sections 180.0602 and 180.1002 of the Wisconsin Business Corporation Law


          I, Michael J. Mulcahy, Vice President, Secretary and General Counsel of Gehl Company, a corporation organized and existing under the Wisconsin Business Corporation Law (the "Corporation"), in accordance with the provisions of Sections 180.0602 and 180.1002 thereof, DO HEREBY CERTIFY
THAT:

          A. Pursuant to the authority conferred upon the Board of Directors of the Corporation by its Restated Articles of Incorporation and in accordance with Sections 180.0602 and 180.1002 of the Wisconsin Business Corporation Law, said Board of Directors adopted resolutions on May 28, 1997, creating a series of shares of Preferred Stock, $.10 par value, of the Corporation, designated as Series A Preferred Stock.

          B. Said resolutions of the Board of Directors of the Corporation creating the series designated as Series A Preferred Stock provide that said series shall have such designation and number of shares and such preferences, limitations and relative rights as are set forth in the paragraph below, which paragraph shall constitute Paragraph (5) of Section A of Article III of the Corporation's Restated Articles of
Incorporation:

     (5)  Series A Preferred Stock.

          (i) Designation and Amount. There is hereby created a series of Preferred Stock which shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock"); the number of shares constituting such series shall be Two Hundred Fifty Thousand (250,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation into Series A Preferred Stock.

          (ii) Dividends and Distributions.

               (a) The holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business days of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of
          (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the corporation shall at any time after May 28, 1997 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
          (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) The corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (c)  Dividends shall begin to accrue and be
          cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          (iii) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

               (a)  Subject to the provision for adjustment
          hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) Except as otherwise provided herein, in any other resolution of the Board of Directors creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

               (c)  Except as set forth herein, holders of
          Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          (iv) Certain Restrictions.

               (a)  Whenever quarterly dividends or other
          dividends or distributions payable on the Series A Preferred Stock as provided in subparagraph (ii) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the corporation shall not:

               (1)  declare or pay dividends on, make
                    any other distributions on, or
                    redeem or purchase or otherwise
                    acquire for consideration any
                    shares of stock ranking junior
                    (either as to dividends or upon
                    liquidation, dissolution or winding
                    up) to the Series A Preferred
                    Stock;

               (2)  declare or pay dividends on or make
                    any other distributions on any
                    shares of stock ranking on a parity
                    (either as to dividends or upon
                    liquidation, dissolution or winding
                    up) with the Series A Preferred
                    Stock, except dividends paid
                    ratably on the Series A Preferred
                    Stock and all such parity stock on
                    which dividends are payable or in
                    arrears in proportion to the total
                    amounts to which the holders of all
                    such shares are then entitled;

               (3)  redeem or purchase or otherwise
                    acquire for consideration shares of
                    any stock ranking on a parity
                    (either as to dividends or upon
                    liquidation, dissolution or winding
                    up) with the Series A Preferred
                    Stock, provided that the
                    corporation may at any time redeem,
                    purchase or otherwise acquire
                    shares of any such parity stock in
                    exchange for shares of any stock of
                    the corporation ranking junior to
                    or on a parity with (both as to
                    dividends or upon dissolution,
                    liquidation or winding up) the
                    Series A Preferred Stock; or

               (4)  purchase or otherwise acquire for
                    consideration any shares of
                    Series A Preferred Stock, or any
                    shares of stock ranking on a parity
                    with the Series A Preferred Stock,
                    except in accordance with a
                    purchase offer made in writing or
                    by publication (as determined by
                    the Board of Directors) to all
                    holders of such shares upon such
                    terms as the Board of Directors,
                    after consideration of the
                    respective annual dividend rates
                    and other relative rights and
                    preferences of the respective
                    series and classes, shall determine
                    in good faith will result in fair
                    and equitable treatment among the
                    respective series or classes.

               (b)  The corporation shall not permit any
          corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by the corporation or otherwise controlled by the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (a) of this subparagraph (iv), purchase or otherwise acquire such shares at such time and in such manner.

          (v) Reacquired Shares. All shares of Series A Preferred Stock that shall at any time have been reacquired by the corporation shall, after such reacquisition, have the status of authorized but unissued shares of Preferred Stock of the corporation, without designation as to series, and may be reissued as part of a new series of Preferred Stock, to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          (vi) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (vii) Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination, share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (a) declare any dividend on Common Stock payable in shares of Common Stock,
     (b) subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (viii) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

          (ix) Amendment. To the fullest extent permitted by applicable law, prior to such time as shares of Series A Preferred Stock are issued and outstanding, the Board of Directors may alter or revoke any of the number of shares of Series A Preferred Stock, the powers, preferences or special rights of the Series A Preferred Stock or the other terms of the Series A Preferred Stock. From and after such time as shares of Series A Preferred Stock are issued and outstanding, the Restated Articles of Incorporation of the corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          (x) Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

          C. None of the shares of Series A Preferred Stock have been issued as of the date hereof.

          D. The amendment creating the Series A Preferred Stock was adopted by the Board of Directors of the Corporation in accordance with
Section 180.1002 of the Wisconsin Business Corporation Law, and shareholder action was not required.

          IN WITNESS WHEREOF, the undersigned has executed and subscribed these Articles of Amendment on behalf of the Corporation and does affirm the foregoing as true this 28th day of May, 1997.


                              By: /s/ Michael J. Mulcahy

                                 Michael J. Mulcahy
                                 Vice President, Secretary and General
                                 Counsel